EXHIBIT 99.1



FOR IMMEDIATE RELEASE                     Contact:
---------------------
Thursday, November 4, 2004                Kenneth M. McHugh
                                          Vice President and Controller
                                          International Specialty Products Inc.
                                          (973) 872-4200


                  INTERNATIONAL SPECIALTY HOLDINGS ANNOUNCES
                  ------------------------------------------
             RECORD THIRD QUARTER 2004 SALES AND OPERATING INCOME
             ----------------------------------------------------

         Wayne, NJ -- International Specialty Holdings Inc. (the "Company"), a wholly-owned subsidiary of International Specialty Products Inc. ("ISP"), reported today third quarter 2004 net income of $7.9 million compared with net income of $3.0 million in the third quarter of 2003. The improved results for the third quarter of 2004 were attributable to significantly higher operating income.

         Results for the third quarter of 2004 set Company records for third quarter net sales and operating income. Operating income for the third quarter of 2004 was $39.0 million, an increase of 26% compared with $31.0 million in the third quarter of 2003. The higher operating income was mainly attributable to improved results in the Company's Specialty Chemicals and Mineral Products business segments. In addition, the Synthetic Elastomers business segment posted operating income of $0.7 million in the third quarter of 2004 compared with an operating loss of $1.2 million in the third quarter of 2003. In this connection, ISP acquired the Synthetic Elastomers business in July 2003, and the Company's results of operations include this business from the date of its acquisition.

         Third quarter 2004 operating income for the Specialty Chemicals segment increased 13% to $33.8 million compared with $29.8 million in last year's third quarter. The improved results were attributable to higher unit volumes in the personal care product line and favorable mix and manufacturing efficiencies achieved in the fine chemicals product line. Operating income in the third quarter


                                 -continued-
of 2004 was also favorably impacted by the weaker U.S. dollar and by the contribution to income from the three specialty chemical niche acquisitions made during the first quarter of 2004.

         The Industrial Chemicals segment recorded an operating loss of $0.7 million in the third quarter of 2004 compared with an operating loss of $1.3 million in last year's third quarter. The results were attributable to favorable unit volumes and pricing, partially offset by the adverse impact of the stronger Euro on European-based manufacturing costs.

         Operating income for the Mineral Products segment was $5.5 million in the third quarter of 2004 compared with $3.5 million in last year's third quarter. The 57% improvement from last year's third quarter was due to higher unit volumes and favorable pricing, partially offset by increased manufacturing costs and higher freight and distribution expenses.

         Net sales for the third quarter of 2004 of $295.6 million represented the highest third quarter sales in the Company's history and were 36% higher than sales of $217.8 million in the same period last year. The increase in sales resulted primarily from the Synthetic Elastomers business, in addition to higher unit volumes in all other business segments. Specialty Chemicals sales also benefited from the three acquisitions made during the first quarter of 2004 and the favorable impact of the weaker U.S. dollar, primarily in Europe.

         Interest expense for the third quarter of 2004 was $19.8 million compared with $18.9 million in the third quarter of 2003. Investment losses in the third quarter of 2004 were $5.3 million compared with $5.4 million in the same period last year. Other expense, net, for the quarter was $1.8 million compared with $2.0 million in the third quarter of 2003.


                                 -continued-

                           FIRST NINE MONTHS RESULTS
                           -------------------------

         For the first nine months of 2004, the Company recorded net income of $46.6 million compared with net income of $41.4 million in the first nine months of 2003. The improved results for the first nine months of 2004 were attributable to record high operating income, partially offset by investment losses. Net income for the first nine months of 2003 included a $1.0 million after-tax charge for the cumulative effect of a change in accounting principle from the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations."

         Results for the first nine months of 2004 set Company records for net sales and operating income. Operating income for the first nine months of 2004 was $138.1 million compared with $102.8 million in the first nine months of 2003, which included a charge of $1.5 million for stock option payments related to ISP's going private transaction. Excluding such charge, operating income increased 32% to $138.1 million from $104.3 million in the first nine months of 2003 (see attached reconciliation of non-GAAP financial measures). The improved operating income was mainly attributable to significantly higher results in the Company's Specialty Chemicals segment. In addition, the Synthetic Elastomers segment posted operating income of $5.3 million in the first nine months of 2004 compared with an operating loss of $1.2 million in the third quarter of 2003 after the date of its acquisition. The first nine months of 2004 and 2003 have been restated to include the results of operations of the Synthetic Elastomers business.

         On a comparable basis, excluding the aforementioned charge in last year's first nine months, operating income for the Specialty Chemicals segment increased 24% to $121.6 million compared with $97.8 million last year. The improved results were primarily attributable to the personal care and performance chemicals product lines, mainly due to higher unit volumes, and also favorable mix and manufacturing efficiencies achieved in the fine chemicals product line. Operating income in the first nine months of 2004 was also favorably impacted by

                                 -continued-
the weaker U.S. dollar and by the contribution to income from the three acquisitions made during the first quarter of 2004.

         The Industrial Chemicals segment recorded an operating loss of $2.3 million in the first nine months of 2004 compared with an operating loss of $5.3 million in last year's first nine months. The lower operating loss was attributable to higher unit volumes and manufacturing efficiencies, partially offset by the adverse impact of the stronger Euro on European-based manufacturing costs.

         Operating income for the Mineral Products segment was $13.6 million in the first nine months of 2004 compared with $12.2 million in the same period last year. The 11% improvement from last year's first nine months was primarily due to the impact of higher unit volumes and favorable pricing, partially offset by increased manufacturing costs and higher freight and distribution expenses.

         Record net sales for the first nine months of 2004 were $898.2 million compared with $679.9 million in the same period last year. The 32% increase in sales resulted primarily from the Synthetic Elastomers business, in addition to higher unit volumes in all other business segments. Specialty Chemicals sales also benefited from the three acquisitions made during the first quarter of 2004 and the favorable impact of the weaker U.S. dollar, primarily in Europe.

         Interest expense for the first nine months of 2004 was $58.3 million compared with $57.8 million in the first nine months of 2003. Investment losses in the first nine months of 2004 were $2.4 million compared with investment income of $21.5 million in the same period last year. Investment losses in the first nine months of 2004 include a $5.5 million other than temporary impairment charge related to an available-for-sale equity security held in the Company's investment portfolio. Other expense, net, for the first nine months of 2004 was $6.6 million compared with $2.1 million in the first nine months of 2003, with the higher expense due primarily to unfavorable foreign exchange.

                                 -continued-

         At the end of the third quarter of 2004, the total debt for the Company was $887.6 million and cash and marketable securities were $385.2 million. The Company's wholly-owned operating subsidiary, ISP Chemco Inc., had total debt of $668.0 million and cash and cash equivalents of $35.2 million as of the end of the third quarter of 2004. The Company's capital expenditures and acquisitions for the third quarter and first nine months of 2004 were $21.0 million and $85.1 million, respectively, and depreciation and amortization expense was $17.1 million and $50.4 million, respectively.

                                  * * * * * *

         International Specialty Holdings Inc. is a leading multinational manufacturer of specialty chemicals, synthetic elastomers and mineral products.


         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.










                                 -continued-


                     INTERNATIONAL SPECIALTY HOLDINGS INC.
                      SALES AND EARNINGS DATA (UNAUDITED)
                                  (MILLIONS)




                                                Third Quarter Ended           Nine Months Ended
                                              -------------------------    --------------------------
                                              October 3,   September 28,   October 3,   September 28,
                                                 2004         2003 (A)      2004 (A)      2003 (A)
                                              ----------   ------------    ----------   -------------
Net sales...................................  $   295.6    $    217.8      $   898.2    $    679.9
Cost of products sold.......................     (206.2)       (143.7)        (607.3)       (443.5)
Selling, general and administrative.........      (50.1)        (43.0)        (152.0)       (131.7)
Other operating charges.....................          -             -              -          (1.5)
Amortization of intangible assets...........       (0.3)         (0.1)          (0.8)         (0.4)
                                              ---------    ----------      ---------    ----------
Operating income............................       39.0          31.0          138.1         102.8

Interest expense............................      (19.8)        (18.9)         (58.3)        (57.8)
Investment income (loss)....................       (5.3)         (5.4)          (2.4)         21.5
Other expense, net..........................       (1.8)         (2.0)          (6.6)         (2.1)
                                              ---------    ----------      ---------    ----------
Income before income taxes and cumulative
  effect of change in accounting principle..       12.1           4.7           70.8          64.4
Income taxes................................       (4.2)         (1.7)         (24.2)        (22.0)
                                              ---------    ----------      ---------    ----------
Income before cumulative effect of change
  in accounting principle...................        7.9           3.0           46.6          42.4
Cumulative effect of change in accounting
  principle, net of income tax benefit
  of $0.6...................................          -             -              -          (1.0)
                                              ---------    ----------      ---------    ----------
Net income..................................  $     7.9    $      3.0      $    46.6    $     41.4
                                              =========    ==========      =========    ==========




(A) Effective July 28, 2003, the Company's parent company, ISP, acquired certain assets of the synthetic elastomers business of Ameripol Synpol Corporation. Effective August 30, 2004, ISP contributed the synthetic elastomers business to the capital of the Company. Accordingly, the Company's results of operations include the results of the synthetic elastomers business from the date of its acquisition by ISP. The third quarter of 2003 and the first nine months of 2003 and 2004 have been restated to include the results of operations of the synthetic elastomers business from July 28, 2003. For the third quarter and first nine months of 2003, the synthetic elastomers business recorded sales of $2.7 million and a net loss of $0.9 million, while sales and net income for the first nine months of 2004 were $116.8 million and $3.2 million, respectively.









                                 -continued-


                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)




                                                  Third Quarter Ended              Nine Months Ended
                                               ---------------------------     ---------------------------
                                               October 3,    September 28,     October 3,    September 28,
                                                  2004           2003             2004           2003
                                               ----------    -------------     ----------    -------------
Supplemental Business Segment Information:

Net sales:
     Specialty Chemicals.....................  $   168.7       $   153.5       $   533.0       $   470.4
     Industrial Chemicals....................       50.5            35.0           148.3           128.5
     Synthetic Elastomers....................       42.8             2.7           116.8             2.7
     Mineral Products........................       33.6            26.6           100.1            78.3
                                               ---------       ---------       ---------       ---------
Net sales....................................  $   295.6       $   217.8       $   898.2       $   679.9
                                               =========       =========       =========       =========

Operating income (loss):
     Specialty Chemicals.....................  $    33.8       $    29.8       $   121.6       $    96.7
     Industrial Chemicals....................       (0.7)           (1.2)           (2.3)           (5.3)
     Synthetic Elastomers....................        0.7            (1.2)            5.3            (1.2)
     Mineral Products........................        5.5             3.5            13.6            12.2
                                               ---------       ---------       ---------       ---------
     Total segment operating income..........       39.3            30.9           138.2           102.4
     Unallocated corporate office............       (0.3)            0.1            (0.1)            0.4
                                               ---------       ---------       ---------       ---------
Operating income.............................  $    39.0       $    31.0       $   138.1       $   102.8
                                               =========       =========       =========       =========

Depreciation and amortization of
   intangible assets.........................  $    17.1       $    15.5       $    50.4       $    45.6
Capital expenditures and acquisitions........  $    21.0       $    22.7       $    85.1       $    55.7












                                 -continued-



                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)



                                                               Nine Months Ended
                                                          ---------------------------
                                                          October 3,    September 28,
                                                             2004           2003
                                                          ----------    -------------
Reconciliation of non-GAAP financial measures (1):

Operating income per GAAP...............................  $   138.1       $   102.8
Non-GAAP adjustments:
     Add: Other operating charges(2)....................          -             1.5
                                                          ---------       ---------
Operating income, as adjusted...........................  $   138.1       $   104.3
                                                          =========       =========

Supplemental Business Segment Information:

Operating income (loss):
     Operating income per GAAP-Specialty Chemicals......  $   121.6       $    96.7
     Non-GAAP adjustments...............................          -             1.1
                                                          ---------       ---------
     Operating income-Specialty Chemicals as adjusted...  $   121.6       $    97.8
                                                          =========       =========

     Operating loss per GAAP-Industrial Chemicals.......  $    (2.3)      $    (5.3)
     Non-GAAP adjustments...............................          -             0.2
                                                          ---------       ---------
     Operating loss-Industrial Chemicals as adjusted....  $    (2.3)      $    (5.1)
                                                          =========       =========

     Operating income (loss) per GAAP-Synthetic
      Elastomers........................................  $     5.3       $    (1.2)
     Non-GAAP adjustments...............................          -               -
                                                          ---------       ---------
     Operating income (loss)-Synthetic Elastomers
      as adjusted.......................................  $     5.3       $    (1.2)
                                                          =========       =========

     Operating income per GAAP-Mineral Products.........  $    13.6       $    12.2
     Non-GAAP adjustments...............................          -             0.2
                                                          ---------       ---------
     Operating income-Mineral Products as adjusted......  $    13.6       $    12.4
                                                          =========       =========

     Total segment operating income as adjusted.........  $   138.2       $   103.9
     Unallocated corporate office per GAAP..............       (0.1)            0.4
                                                          ---------       ---------
     Operating income, as adjusted......................  $   138.1       $   104.3
                                                          =========       =========


   (1) As used herein, "GAAP" refers to U.S. generally accepted accounting principles. We use non-GAAP financial measures to eliminate the effect of certain other operating gains and charges on reported operating income. Management believes that these financial measures are useful to bondholders and financial institutions because such measures exclude transactions that are unusual due to their nature or infrequency and therefore allow bondholders and financial institutions to more readily compare the Company's performance from period to period. Management uses this information in monitoring and evaluating the Company's performance and the performance of individual business segments.

   (2) Non-GAAP adjustments for the first nine months of 2003 represent an other operating charge of $1.5 million for stock option payments related to ISP's going private transaction.